Exhibit 5.1

				CRAIG B. BROD	MICHAEL J. ALBAND	ELANA S. BRONSON
				RICHARD J. COOPER JEFFREY S. LEWIS PAUL J. SHIM	VICTOR L. HOU ROGER A. COOPER LILLIAN TSU	MANUEL SILVA KYLE A. HARRIS LINA BENSMAN
One Liberty Plaza New York, NY 10006-1470 T: +1 212 225 2000 F: +1 212 225 3999 clearygottlieb.com				STEVEN L. WILNER	AMY R. SHAPIRO	ARON M. ZUCKERMAN
				DAVID C. LOPEZ	JENNIFER KENNEDY PARK	KENNETH S. BLAZEJEWSKI
				MICHAEL A. GERSTENZANG	ELIZABETH LENAS	MARK E. MCDONALD
				LEV L. DASSIN	LUKE A. BAREFOOT	F. JAMAL FULTON
				JORGE JUANTORENA	JONATHAN S. KOLODNER	PAUL V. IMPERATORE

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

FRANCISCO L. GESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DANIEL ILAN

MEYER H FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

RISHI ZUTSHI

JANE VANLARE

AUDRY X. CASUSOL

ELIZABETH DYER

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

CLAYTON SEMMONS

CHARLES W. ALLEN

JULIA L. PETTY

RESIDENT PARTNERS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

HEIDE H. ILGENFRITZ

ANDREW WEAVER

HELENA K. GRANNIS

JOHN V. HARRISON

MATTHEW BRIGHAM

EMILIO MINVIELLE

LAURA BAGARELLA

JONATHAN D.W. GIFFORD

SUSANNA E. PARKER

AMERICAS	ASIA	EUROPE & MIDDLE EAST		DUANE MCLAUGHLIN	ABENA A. MAINOO	DAVID W.S. YUDIN
NEW YORK SAN FRANCISCO SÃO PAULO SILICON VALLEY WASHINGTON, D.C.	BEIJING HONG KONG SEOUL	ABU DHABI BRUSSELS COLOGNE FRANKFURT	LONDON MILAN PARIS ROME	CHANTAL E. KOROULA BENET J. O’REILLY ADAM E. FLEISHER SEAN A. O’NEAL GLENN P. MCGRORY MATTHEW P. SALERNO	HUGH C. CONROY, JR JOHN A. KUPIEC JOSEPH LANZKRON MAURICE R. GINDE KATHERINE R. REAVES RAHUL MUKHI	KARA A. HAILEY ANNA KOGAN BRANDON M. HAMMER RESIDENT COUNSEL

D: +1 212 225 2632
dlopez@cgsh.com

                                                                              October 28, 2022

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Ladies and Gentlemen:

We have acted as counsel to Bed Bath & Beyond Inc., a New York corporation (the “Company”), in connection with its proposed offering pursuant to a registration statement on Form S-3, as amended as of its most recent effective date (October 28, 2022), insofar as it relates to the Securities (as defined below) (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)) (as so amended, including the documents incorporated by reference therein, the “Registration Statement”), and the prospectus, dated August 31, 2022 (the “Base Prospectus”), as supplemented by the prospectus supplement thereto, dated October 28, 2022 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), of up to $150,000,000 aggregate sales price of shares of the Company’s common stock, par value $0.01 per share (the “Securities”), under an “at-the-market offering” program (the “Program”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	an executed copy of the Open Market Sale AgreementSM relating to the Program dated August 31, 2022 (the “Sales Agreement”), between the Company and Jefferies LLC; and

(d)

copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of New York and the corporate secretary of the Company, respectively

Clearly Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

Bed Bath & Beyond Inc., p. 2

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when issued, sold and paid for in accordance with the terms of the Sales Agreement, the Securities will be validly issued by the Company and fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants contained in the Sales Agreement relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Business Corporation Law of the State of New York.

We hereby consent to the use of our name in the Prospectus Supplement under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the Securities and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated October 28, 2022. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: /s/ David Lopez
David Lopez, a Partner